Exhibit 5.1
ATTORNEYS AT LAW
111 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02199
617.342.4000 TEL
617.342.4001 FAX
foley.com
July 28, 2011
CLIENT/MATTER NUMBER
052974-0181
Carbonite, Inc.
177 Huntington Avenue
Boston, Massachusetts 02115
Re: Carbonite, Inc. Registration Statement on Form S-1 (File No. 333-174139)
Ladies and Gentlemen:
          This opinion is furnished to you in connection with the Registration Statement on Form S-1 (File No. 333-174139), as amended (the “Registration Statement”), filed by Carbonite, Inc., a Delaware corporation (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) in connection with registration under the Securities Act of 1933, as amended (the “Securities Act”), of 7,187,500 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) of which up to 6,303,973 Shares will be sold by the Company (the “Primary Shares”), which includes 937,500 shares subject to an over-allotment option granted by the Company to the underwriters, and 883,527 shares (the “Secondary Shares”) will be sold by the selling stockholders (the “Selling Stockholders”).
          We are acting as counsel for the Company and the Selling Stockholders in connection with the sale of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.
          We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.
          Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:
          (a) when the price at which the Primary Shares are to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Primary Shares have been issued and delivered against payment therefor pursuant to the terms of the Underwriting Agreement referred to in the Prospectus that is a part of the Registration Statement, the Primary Shares will be validly issued, fully paid, and non-assessable; and

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	SILICON VALLEY
BRUSSELS	LOS ANGELES	NEW YORK	SAN DIEGO/DEL MAR	TALLAHASSEE
CHICAGO	MADISON	ORLANDO	SAN FRANCISCO	TAMPA
DETROIT	MIAMI	SACRAMENTO	SHANGHAI	TOKYO
WASHINGTON, D.C.

Carbonite, Inc.
July 28, 2011

          ( b) subject to the conversion of the Company's preferred stock into common stock as described in the Prospectus that is part of the Registration Statement, and the resulting issuance of the shares of the Company's common stock that represent the Secondary Shares, the Secondary Shares will be validly issued, fully paid, and non-assessable.
          This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to our name under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Foley & Lardner LLP